Exhibit 10.25

STRONGBRIDGE U.S. INC.

EXECUTIVE CHAIRMAN AGREEMENT

This Executive Chairman Agreement (the “Agreement”) is made and entered into as of November 1, 2019 (the “Effective Date”), between Strongbridge Biopharma plc (“Strongbridge”), Strongbridge U.S. Inc., a Delaware corporation (the “Company”), and John Johnson (the “Executive”).

WHEREAS, the Executive currently serves as a non-executive Chairman of the Board of Directors of Strongbridge (the “Board”);

WHEREAS, the Board desires that the Executive become the Executive Chairman of the Board, and desires that the Company employ the Executive and enter into this Agreement embodying the terms of such employment, and the Executive desires to enter into this Agreement and to accept such employment, subject to the terms and provisions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Employment.

(a) Term. The term of this Agreement (the “Term”) shall commence on the Effective Date and continue through the six-month anniversary of the Effective Date (the “Initial Term”); provided, however, that the Term shall thereafter be automatically extended for unlimited additional one-month periods (the “Additional Term”) unless, at least thirty (30) days prior to the then-scheduled date of expiration of the Initial Term or fifteen (15) days prior to the then-scheduled expiration of any Additional Term, as applicable, either (x) the Board gives notice to the Executive that it is electing not to so extend the Term; or (y) the Executive gives notice to the Board that he is electing not to so extend the Term. Notwithstanding the foregoing, the Term may be earlier terminated in strict accordance with the provisions of Section 3 below, in which event the Executive’s employment with the Company shall expire in accordance therewith.  The Executive’s employment with the Company will continue to be “at will,” meaning that, subject to the provisions of this Agreement, the Executive’s employment may be terminated by the Board or the Executive at any time and for any reason subject to the terms of this Agreement.

(b) Position and Duties. During the Term, the Executive shall serve as the Executive Chairman of the Board.  The Executive shall perform his services at the Company’s headquarters in Trevose, Pennsylvania, except for travel reasonably required for the performance of his duties.

2. Compensation and Related Matters.

(a) Base Salary. The Executive shall be paid a monthly salary, payable in accordance with the regular payroll practices of the Company, of not less than $57,200 (the “Base Salary”).

(b) Equity.  In connection with the transactions contemplated by this Agreement, Strongbridge has granted to the Executive an option to purchase 275,000 shares of common stock of Strongbridge (the “Option Grant”), at an exercise price equal to the closing price per share of common stock of Strongbridge as reported on NASDAQ on the grant date.  Subject to the Executive’s continuous service in any capacity (including, but not limited to, service as a member of the Board) to the Company through each applicable vesting date, the Option Grant will vest and become exercisable over a period of four (4) years from the grant date,  six and one quarter percent (6.25%) of the applicable award vesting on each of the first sixteen (16) quarterly anniversaries of the grant date.  The Option Grant held by the Executive shall be governed by the terms and conditions of Strongbridge’s applicable equity incentive plan(s) and the applicable award agreement(s) governing the terms of such equity awards held by the Executive.

(c) Expenses.  The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him during the Term in performing services hereunder, in accordance with the policies and procedures then in effect and established by the Company.

(d) Director Compensation.  The parties agree that during the Term the Executive will not be entitled to any additional compensation in respect of his service as a member of the Board and that such compensation shall recommence upon (and for periods following) the end of the Term in accordance with the applicable non-employee director compensation program in effect at such time (subject to the Executive’s continued service on the Board at such time).

(e) Other Benefits. During the Term, the Executive shall be eligible to participate in or receive benefits under the Company’s employee benefit plans in effect from time to time, subject to the terms of such plans; provided, however, the Executive shall not be entitled to paid vacation.

3. Termination. During the Term, the Executive’s employment hereunder shall terminate earlier than as provided in Section 1(a) hereof upon the earliest to occur of:

(a) the date the Company’s new Chief Executive Officer (“CEO”) commences employment with the Company;

(b) the Executive’s death or inability to perform the essential functions of his position due to disability;

(c) the Board’s removal of the Executive for any reason; and

(d) the Executive’s voluntary resignation from employment with the Company.

The date upon which the Executive terminates employment with the Company, whether pursuant to this Section 3 or Section 1(a) herein shall be defined as the “Date of Termination”. Notwithstanding any provision in this Agreement to the contrary, the Executive will remain a member of the Board following the Date of Termination unless such termination of employment is due to the Executive’s death or otherwise determined by the Board or the Executive.

4. Compensation Upon Termination.

(a) Accrued Obligations.  Upon the Executive’s termination of employment for any reason, the Company shall pay or provide to the Executive (or to his authorized representative or estate, if applicable): (i) any Base Salary earned through the Date of Termination, unpaid expense reimbursements (subject to, and in accordance with, Section 2(c) of this Agreement) on or before the time required by law but in no event more than 30 days after the Executive’s Date of Termination;  and (ii) any vested benefits the Executive may have under any employee benefit plan of the Company through the Date of Termination, which vested benefits shall be paid and/or provided in accordance with the terms of such employee benefit plans (collectively, the “Accrued Obligations”).

(b) Termination by the Company.  The Executive’s employment with the Company may be terminated by the Company at any time.  If the Company terminates the Executive, the Company shall pay or provide to the Executive (or to his authorized representative or estate) the following benefits:

(i)the Accrued Obligations;

(ii)if the Executive is terminated on or before the last day of the Initial Term, a single sum cash amount, payable on the sixtieth (60th) day following the Date of Termination, of an amount equal to the Executive’s Base Salary which would have been paid from the Date of Termination through the expiration of the Initial Term had the Executive not been terminated;

(iii)subject to the Executive’s election, for a period of eighteen (18) months, 100% of the Executive’s COBRA payments, paid directly to the Consolidated Omnibus Reconciliation Act of 1985 (“COBRA”) third-party administrator or designee on the Executive’s behalf for health and welfare coverage that the Executive held at the Date of Termination; and

(iv)if the Executive is terminated other than pursuant to a delivery of notice not to renew the Term pursuant to Section 1(a), immediate acceleration of vesting of all of the Executive’s outstanding equity awards, including, but not limited to, the Option Grant.

The payments and benefits set forth in clauses (ii), (iii) and (iv) of Section 4(b) shall be subject to the execution and non-revocation by the Executive of a customary release of claims in favor of Strongbridge, the Company and their affiliates.

(c) Other Terminations.  Except as otherwise set forth in Sections 4(b), upon any termination of employment, the Executive shall be entitled only to the Accrued Obligations and shall have no further right to compensation under this Agreement.

(d) Involuntary Termination of Board Service.  Notwithstanding anything herein to the contrary, if Executive is removed from the Board or the Executive is not re-appointed to the Board prior to the full vesting of his Option Grant, in each case, for any reason other than this voluntary resignation, then any unvested outstanding equity award, including, but not limited to the Option Grant, shall immediately accelerate and become fully vested.

4. Section 409A.

(a) Notwithstanding anything herein to the contrary, this Agreement is intended to be interpreted and applied so that the payment of the benefits set forth herein either shall either be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) or shall comply with the requirements of such provision.

(b) Notwithstanding any provision of this Agreement to the contrary, if Executive is a “specified employee” within the meaning of Section 409A, any payments or arrangements due upon a termination of Executive’s employment under any arrangement that constitutes a “nonqualified deferral of compensation” within the meaning of Section 409A and which do not otherwise qualify under the exemptions under Treas. Regs. Section 1.409A-1 (including without limitation, the short-term deferral exemption or the permitted payments under Treas. Regs. Section 1.409A-1(b)(9)(iii)(A)), shall be delayed and paid or provided, without interest, on the earlier of (i) the date which is six months after Executive’s “separation from service” (as such term is defined in Section 409A and the regulations and other published guidance thereunder) for any reason other than death, and (ii) the date of Executive’s death.

(c) After any Termination Date, Executive shall have no duties or responsibilities that are inconsistent with having a “separation from service” within the meaning of Section 409A and, notwithstanding anything in the Agreement to the contrary, distributions upon termination of employment of nonqualified deferred compensation may only be made upon a “separation from service” as determined under Section 409A and such date shall be the Termination Date for purposes of this Agreement.  Each payment under this Agreement or otherwise shall be treated as a separate payment for purposes of Section 409A.  In no event may Executive, directly or indirectly, designate the calendar year of any payment to be made under this Agreement which constitutes a “nonqualified deferral of compensation” within the meaning of Section 409A and to the extent an amount is payable within a time period, the time during which such amount is paid shall be in the discretion of the Company.

5. Withholding.  The Company shall withhold all applicable federal, state and local taxes, social security and workers’ compensation contributions and other amounts as may be required by law with respect to compensation payable to the Executive.

6. Merger Clause.  Effective as of the date hereof, this Agreement contains the complete, full, and exclusive understanding of the Executive and the Company as to its subject matter and shall, on such date, and supersede any prior employment agreement between the Executive and the Company (and its affiliates). Any amendments to this Agreement shall be effective and binding on the Executive and the Company only if any such amendments are in writing and signed by both parties.

7. Assignment.

(a) This Agreement is personal to Executive and, without the prior written consent of the Company, shall not be assigned by Executive otherwise than by will or the laws of descent and distribution, and any assignment in violation of this Agreement shall be void.

(b) Notwithstanding the foregoing Section 8(a), this Agreement and all rights of Executive hereunder shall inure to the benefit of, and be enforceable by, Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.  If Executive should die while any amounts would still be payable to him or her hereunder if he or she had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive’s devisee, legatee or other designee or, should there be no such designee, to Executive’s estate.

(c) The Company may assign this Agreement to any affiliate or subsidiary of the Company without the consent of Executive and shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company (a “Successor”) to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place.  As used in this Section 8(c), (i) the term “Company” shall mean the Company as hereinbefore defined and any Successor and any permitted assignee to which this Agreement is assigned and (ii) the term “Board” shall mean the Board as hereinbefore defined and the board of directors or equivalent governing body of any Successor and any permitted assignee to which this Agreement is assigned.

8. Dispute Resolution. Except for any proceeding brought pursuant to Section 8 above, the parties agree that any dispute arising out of or relating to this Agreement or the formation, breach, termination or validity thereof, will be settled by binding arbitration by a panel of three arbitrators in accordance with the commercial arbitration rules of the American Arbitration Association. The arbitration proceedings will be located in Philadelphia, Pennsylvania. The arbitrators are not empowered to award damages in excess of compensatory damages and each party irrevocably waives any damages in excess of compensatory damages. Judgment upon any arbitration award may be entered into any court having jurisdiction thereof and the parties consent to the jurisdiction of any court of competent jurisdiction located in the Eastern District of Pennsylvania.

9. GOVERNING LAW.  THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN THE COMMONWEALTH OF PENNSYLVANIA, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT IN ALL RESPECT SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW.

10. Amendment; No Waiver.  No provision of this Agreement may be amended, modified, waived or discharged except by a written document signed by Executive and duly authorized officer of the Company.  The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered as a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.  No failure or delay by any party in exercising any right or power hereunder will operate as a waiver thereof, nor will any single or partial exercise of any other right or power.  No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party, which are not set forth expressly in this Agreement.

11. Severability.  If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable law or public policy, all other conditions and provisions of this Agreement shall nonetheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party.  Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

12. Survival.  The rights and obligations of the parties under the provisions of this Agreement that relate to post-termination obligations shall survive and remain binding and enforceable, notwithstanding the expiration of the term of this Agreement, the termination of Executive’s employment with the Company for any reason or any settlement of the financial rights and obligations arising from Executive’s employment hereunder, to the extent necessary to preserve the intended benefits of such provisions.

13. Notices.  All notices and other communications required or permitted by this Agreement will be made in writing and all such notices and communications will be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed, if to the Company, at its principal office, and if to Executive, at Executive’s last address on file with the Company.  Either party may change such address from time to time by notice to the other.

14. Headings and References.  The headings of this Agreement are inserted for convenience only and neither constitute a part of this Agreement nor affect in any way the meaning or interpretation of this Agreement.  When a reference in this Agreement is made to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.

15. Counterparts.  This Agreement may be executed in one or more counterparts (including via facsimile), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date and year first above written.

STRONGBRIDGE BIOPHARMA PLC

_______________________________________

By:

Title:

STRONGBRIDGE U.S. INC.

_______________________________________

By:

Title:

EXECUTIVE

/s/ John Johnson ___________________________

John Johnson

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